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EX-5.1
Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson




                                March 11, 1997



Multimedia Games, Inc.
7335 South Lewis Avenue
Suite 204
Tulsa, Oklahoma 74136

                 RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

                 We have examined the Registration Statement on Form S-8, to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") issued or issuable upon the exercise of options granted under the Plans referred to therein. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

                 It is our opinion that the Shares, when issued and paid for in accordance with the terms of the Plans, will be legally and validly issued, fully paid, and nonassessable.

                 We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                                   Very truly yours,

                                                   HALL, ESTILL, HARDWICK,
                                                   GABLE, GOLDEN & NELSON, P.C.